CERTIFICATION PURSUANT TO
                                18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Edmonds 1, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward Roffman, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Quarterly Report on Form 10-QSB for the period ending January 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB for the period ending January 31, 2006 fairly presents, in all material respects, the financial condition and result of operations of Edmonds 1, Inc.

/s/ Edward Roffman
--------------------------
Edward Roffman
Chief Financial Officer

March 17, 2006